EXHIBIT 10.2

JPMorgan Chase Bank

P.O. Box 161

60 Victoria Embankment

London EC4Y 0JP

England

May 5, 2004

To: LandAmerica Financial Group, Inc.

101 Gateway Center Parkway

Gateway One

Richmond, VA 23235

Attention: Chief Financial Officer

Telephone No.: 804-267-8114

Facsimile No.: 804-267-8833

Re: Call Option Transaction

Reference:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between JPMorgan Chase Bank, London Branch ( “JPMorgan” ) and LandAmerica Financial Group, Inc.( “Counterparty” or the “Company” ) on the Trade Date specified below (the “Transaction” ). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. This Confirmation shall replace any previous letter and serve as the final documentation for this Transaction.

The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the “Equity Definitions” ), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern. Certain defined terms used herein have the meanings assigned to them in the Indenture to be dated May 11, 2004 between Counterparty and JPMorgan Chase Bank, as trustee (the “Indenture” ) relating to USD 125,000,000 principal amount of 3.25% Convertible Senior Debentures due 2034 (the “Convertible Debentures” ). In the event of any inconsistency between the terms defined in the Indenture and this Confirmation, the Confirmation shall govern.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation evidences a complete and binding agreement between JPMorgan and the Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement” ) as if JPMorgan and the Company had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law and United States dollars as the Termination Currency) on the Trade Date. In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	May 5, 2004

Option Style:	“Modified American”, as set forth under “Exercise and Valuation” below

Option Type:	Call

Buyer:	Counterparty

Seller:	JPMorgan

Shares:	The common stock of Counterparty, no par value per Share (Exchange symbol “LFG” )

Number of Options:	As of any date, a number equal to the Conversion Rate (as defined in the Indenture, but without regard to 15.05 (h) of the Indenture), multiplied by the number of Convertible Debentures in denominations of USD 1,000 principal amount issued by the Counterparty (each such USD 1,000 principal amount, a “Convertible Debenture”). For the avoidance of doubt, the Number of Options shall be reduced by (i) any Options exercised by the Counterparty upon an Early Exercise (as defined below) and (ii) any Options exercised by the Counterparty in respect of an Exercise Period (as defined below) relating to the Convertible Debentures. In no event shall the Number of Options be less than zero.

Option Entitlement:	One Share per Option

Strike Price:	USD 54.4180; provided that if the Company has specified May 15, 2014 as a redemption date for the Convertible Debentures pursuant to the terms of the Indenture, the Strike Price will be multiplied by 100.25%.

Premium:	USD 32,049,483.69

Premium Payment Date:	May 11, 2004

Exchange:	The New York Stock Exchange

Related Exchange(s):	The principal exchange(s) for options contracts or futures contracts, if any, with respect to the Shares

Exercise and Valuation:

Exercise Period:	Notwithstanding the Equity Definitions, the Exercise Period shall be, in respect of the Exercise Options (as defined below), each period commencing from the date a

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

notice of conversion is submitted to the Counterparty by a holder of Convertible Debentures to and including the Exchange Business Day immediately preceding the first day of the Cash Settlement Averaging Period for such Exercise Options; provided that if the Company has specified May 15, 2014 as a redemption date for the Convertible Debentures pursuant to the terms of the Indenture, the final day of the Exercise Period shall be May 14, 2014; provided further that if the Company has not specified May 15, 2014 as a redemption date for the Convertible Debentures pursuant to the terms of the Indenture, notices of conversion received by the Company from holders of Convertible Debentures following the date that is twelve (12) Exchange Business Days prior to May 15, 2014 shall not result in the commencement of an Exercise Period and no Exercise Options will be exercised or deemed exercised in respect of such notices of conversion of Convertible Debentures.

Exercise Options:	The lesser of (i) the Number of Options and (ii) a number of Options equal to the Conversion Rate (but without regard to any adjustment under Section 15.05(h) of the Indenture) of Convertible Debentures surrendered to Counterparty for conversion times the number of such Convertible Debentures.

Expiration Time:	The Valuation Time

Expiration Date:	Subject to the second proviso in the definition of Exercise Period above, in respect of any Exercise Options, the earliest of (i) May 15, 2014, (ii) the final day of the Exercise Period in respect of such Exercise Options, and (iii) the day the Number of Options is zero.

Multiple Exercise:	Applicable, as described herein.

Automatic Exercise:	Applicable; and means that in respect of any Exercise Period a number of Options not previously exercised hereunder equal to the Exercise Options shall be deemed to be exercised on the Expiration Date for the Exercise Period relating to such Exercise Options; provided that Counterparty has notified JPMorgan (in writing or orally) of the first day of the Cash Settlement Averaging Period and the Settlement Date for and the number of such Exercise Options on or prior to such Expiration Date; provided further that if the Company has specified May 15, 2014 as a redemption date for the Convertible Debentures pursuant to the terms of the Indenture, the notice required pursuant to the preceding proviso need not specify the first day of the Cash Settlement Averaging Period or the Settlement Date.

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

Notice of Exercise:	Notwithstanding anything to the contrary in the Equity Definitions, in order to exercise any Options (whether an exercise of Exercise Options relating to the conversion of Convertible Debentures or an Early Exercise) Counterparty must notify JPMorgan (in writing or orally) at least one Exchange Business Day prior to the first day of the Cash Settlement Averaging Period for the Options being exercised of (i) the number of such Options and (ii) the first day of the Cash Settlement Averaging Period and the Settlement Date; provided that if the Company has specified May 15, 2014 as a redemption date for the Convertible Debentures pursuant to the terms of the Indenture, such notice may be given on or prior to the Expiration Date for such Exercise Options and need only specify the number of such Exercise Options.

Valuation Time:	At the close of trading of the regular trading session on the Exchange

Early Exercise:	The Counterparty may at any time, and from time to time, from the Trade Date to and including April 15, 2014, exercise all or any portion of the unexercised Options as set forth in its notice of exercise to JPMorgan.

Settlement Terms:

Net Share Settlement:	Applicable

Net Shares:	In respect of any Option exercised or deemed exercised, a number of Shares equal to sum of the quotients, for each Valid Day during the Cash Settlement Averaging Period for such Option, of (i) the Relevant Price, less the Strike Price, divided by (ii) the Reference Price on such Valid Day, divided by (iii) 10. JPMorgan will deliver cash in lieu of any fractional Shares valued at the Relevant Price.

Valid Day:	An Exchange Business Day on which the Exchange is open for trading during its regular trading session and there is no Market Disruption Event with respect to the Shares.

Relevant Price:	In respect of any Option exercised or deemed exercised, the average of the Reference Prices for each Valid Day during the Cash Settlement Averaging Period for such Options.

Reference Price	The official closing price per Share on the Exchange at the Valuation Time.

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

Cash Settlement Averaging Period	(i) In respect of an Early Exercise, the ten (10) consecutive Valid Days immediately following the receipt by JPMorgan of a notice of exercise delivered by Counterparty as provided above and (ii) for any Exercise Options relating to the conversion of Convertible Debentures, (x) if the Company has not specified May 15, 2014 as a redemption date for the Convertible Debentures pursuant to the terms of the Indenture, the ten (10) consecutive Valid Days commencing on and including the second Exchange Business Day following the receipt by the Company of a notice of voluntary conversion by a holder of Convertible Debentures or (y) if the Company has specified May 15, 2014 as a redemption date for the Convertible Debentures pursuant to the terms of the Indenture, the ten (10) consecutive Valid Days commencing on and including May 1, 2014.

Settlement Date:	For any Options exercised or deemed exercised, the Settlement Date shall be the Exchange Business Day following the last day of the Cash Settlement Averaging Period.

Failure to Deliver:	Applicable

Other Applicable Provisions:	The provisions of Sections 6.6, 6.7, 6.8, 6.9 and 6.10 of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-Settled” shall be read as references to “Net Share Settled”. “Net Share Settled” in relation to any Option means that Net Share Settlement is applicable to that Option.

3. Additional Terms applicable to the Transaction:

Adjustments applicable to the Transaction:

Potential Adjustment Events:	Notwithstanding Section 9.1(e) of the Equity Definitions, a “Potential Adjustment Event” means any occurrence of any event or condition, as set forth in Section 15.05 of the Indenture that would result in an adjustment to the Conversion Rate of the Convertible Debentures; provided that in no event shall there be any adjustment hereunder as a result of an adjustment to the Conversion Rate pursuant to Section 15.05(h) of the Indenture.

Method of Adjustment:	Calculation Agent Adjustment, and means that, notwithstanding Section 9.1(c) of the Equity Definitions, upon any adjustment to the Conversion Rate of the Convertible Debentures pursuant to the Indenture (other than Section 15.05(h) of the Indenture), the Calculation Agent will make a corresponding adjustment to any one or more of the Strike Price, Number of Options, the Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction.

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

Extraordinary Events applicable to the Transaction:

Merger Events:	Notwithstanding Section 9.2(a) of the Equity Definitions, a “Merger Event” means the occurrence of any event or condition set forth in Section 12.01 of the Indenture.

Consequence of Merger Events:	Notwithstanding Section 9.3 of the Equity Definitions, upon the occurrence of a Merger Event, the Calculation Agent shall make a corresponding adjustment in respect of any adjustment under the Indenture to any one or more of the nature of the Shares, Strike Price, Number of Options, the Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction.

Additional Termination Events:	If an event of default with respect to Counterparty shall occur under the terms of the Convertible Debentures as set forth in Section 7.01 of the Indenture, then such event shall constitute an Additional Termination Event applicable to this Transaction and, with respect to such event (i) Counterparty shall be deemed to be Affected Party and JPMorgan shall be deemed to be the party that is not the Affected Party and (ii) JPMorgan shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement.

4. Calculation Agent:	JPMorgan, whose calculations and determinations shall be made in good faith and in a commercially reasonable manner, including with respect to calculations and determinations that are made in its sole discretion.

5. Account Details:

(a)	Account for payments to Counterparty:

    SunTrust Bank

    ABA: 061000104

    Acct: LandAmerica Financial Group

    Acct No.: 8801884902

  Account for delivery of Shares to Counterparty:

    To be determined in advance of any such delivery.

(b)	Account for payments to JPMorgan:

    JPMorgan Chase Bank, New York

    ABA: 021 000 021

    Favour: JPMorgan Chase Bank – London

    A/C: 0010962009 CHASUS33

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

Account for delivery of Shares from JPMorgan:

    DTC 060

6. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of JPMorgan for the Transaction is:

    JP Morgan Chase Bank

    London Branch

    P.O. Box 161

    60 Victoria Embankment

    London EC4Y 0JP

    England

7. Notices: For purposes of this Confirmation:

(a)	Address for notices or communications to Counterparty:

    LandAmerica Financial Group, Inc.

    101 Gateway Center Parkway

    Gateway One

    Richmond, VA 23235

    Attention: Chief Financial Officer

    Telephone No.: 804-267-8114

    Facsimile No.: 804-267-8833

Address for notices or communications to JPMorgan:

    JPMorgan Chase Bank

    277 Park Avenue, 11th Floor

    New York, NY 10172

    Attention: Kevin J. Moran

    EDG Corporate Marketing

    Telephone No.: (212) 622-6707

    Facsimile No.: (212) 622-8534

8. Representations, Warranties of the Counterparty

(a)	The Counterparty hereby represents and warrants to JPMorgan that the Counterparty has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum relating to the Convertible Debentures dated May 5, 2004 (the “Offering Memorandum”); and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not result in any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders’ equity or results of operations of the Counterparty and its subsidiaries, taken as a whole ( “Material Adverse Effect ”).

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

(b)	The Counterparty hereby represents and warrants to JPMorgan that the Counterparty has all necessary corporate power and authority to execute, deliver and perform its obligations in respect of this Transaction; such execution, delivery and performance have been duly authorized by all necessary corporate action on the Counterparty’s part; and this Confirmation has been duly authorized by the Counterparty, and when executed and delivered by the Counterparty (assuming the due authorization, execution and delivery thereof by JPMorgan) shall constitute the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

(c)	The Counterparty hereby represents and warrants to JPMorgan that neither the execution and delivery of this Confirmation nor the incurrence or performance of obligations of the Counterparty hereunder will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Counterparty or any of its subsidiaries which are “significant subsidiaries” within the meaning of Regulation S-X promulgated under the Securities Act of 1933 (the “Securities Act” ) (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries” ) under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Counterparty or any of its Significant Subsidiaries is a party or by which the Counterparty or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Counterparty or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the articles of incorporation or the bylaws of the Counterparty or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Counterparty, its Significant Subsidiaries or any of their respective properties.

(d)	The Counterparty hereby represents and warrants to JPMorgan that no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required in connection with the execution, delivery or performance by the Counterparty of this Confirmation, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required under the Securities Act or state securities laws.

(e)	The Counterparty hereby represents and warrants to JPMorgan that other than as set forth, incorporated by reference or contemplated in the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Counterparty, threatened against or affecting the Counterparty or any of its subsidiaries or any of their respective properties or to which the Counterparty or any of its subsidiaries is or may be a party or to which any property of the Counterparty or any of its subsidiaries is or may be the subject which, if determined adversely to the Counterparty or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a (i) Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated in this Confirmation.

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

(f)	The Counterparty hereby represents and warrants to JPMorgan that the Offering Memorandum and the documents incorporated by reference therein (except the statement on page 41 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “Counterparty’s 2003 10-K” ) and page F-37 of the notes to the consolidated financial statements included in the Counterparty’s 2003 10-K relating to covenant compliance) do not, as of the Trade Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any initial purchaser furnished to the Counterparty in writing by such initial purchaser.

(g)	The Counterparty hereby represents and warrants to JPMorgan that it is an “eligible contract participant” (as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended).

(h)	The Counterparty hereby represents and warrants to JPMorgan that the Counterparty is not an “investment company” or a company “controlled” by an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

(i)	The Counterparty represents and warrants to JPMorgan that the Counterparty and each of its affiliates is not, on the date hereof, in possession of any material non-public information with respect to Counterparty.

(j)	The Counterparty shall deliver an opinion of counsel, dated as of the Trade Date, to JPMorgan with respect to the matters set forth in clauses (a) to (d) and (g) to (h) of this Section 8, with modifications and qualifications as agreed to by both parties.

(k)	The Counterparty shall deliver a statement of counsel that nothing has come to its attention that causes them to believe that (except for the financial statements and related notes and schedules to the Offering Memorandum, other financial information and data included therein, as to which such counsel need not express any belief) the Offering Memorandum when issued contained, or as of the date such statement is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to such statement, counsel may indicate their belief is based upon their participation in the preparation of the Offering Memorandum (and any amendment or supplement thereto) and the review and discussion of the contents thereof but is without independent check or verification except as specified.

(l)	If the Initial Purchasers party to the Purchase Agreement among the Counterparty and J.P. Morgan Securities Inc., as representative of the initial purchasers, dated as of May 5, 2004, relating to the purchase of the Convertible Debentures exercise their right to receive additional Convertible Debentures pursuant to the Initial Purchasers’ option to purchase additional Convertible Debentures, then, at the discretion of the Counterparty, JPMorgan and the Counterparty will either enter into a new confirmation or amend this Confirmation to provide for such increase in Convertible Debentures (but on pricing terms acceptable to JPMorgan and the Counterparty) (such additional confirmation or amendment to this Confirmation to provide for the payment by the Counterparty to JPMorgan of the additional premium related thereto).

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

9. Other Provisions:

(a)	No Reliance, etc. Each party represents that (i) it is entering into the Transaction evidenced hereby as principal (and not as agent or in any other capacity); (ii) neither the other party nor any of its agents are acting as a fiduciary for it; (iii) it is not relying upon any representations except those expressly set forth in the Agreement or this Confirmation; (iv) it has not relied on the other party for any legal, regulatory, tax, business, investment, financial, and accounting advice, and it has made its own investment, hedging, and trading decisions based upon its own judgment and not upon any view expressed by the other party or any of its agents; and (v) it is entering into this Transaction with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.

(b)	Share De-listing Event. If at any time during the period from and including the Trade Date, to and including May 15, 2014, the Shares cease to be listed or quoted on the Exchange for any reason (other than a Merger Event as a result of which the shares of common stock underlying the Options are listed or quoted on The New York Stock Exchange, The American Stock Exchange or the NASDAQ National Market System (or their respective successors) (the “Successor Exchange” )) and are not immediately relisted or quoted as of the date of such de-listing on the Successor Exchange, then Cancellation and Payment (as defined in Section 9.6 of the Equity Definitions treating the “Announcement Date” as the date of first public announcement that the Share De-Listing will occur and the “Merger Date” as the date of the Share De-Listing) shall apply, and the date of the de-listing shall be deemed the date of termination for purposes of calculating any payment due from one party to the other in connection with the cancellation of this Transaction. If the Shares are immediately re-listed on a Successor Exchange upon their de-listing from the Exchange, this Transaction shall continue in full force and effect, provided that the Successor Exchange shall be deemed to be the Exchange for all purposes hereunder. In addition, the Calculation Agent shall make any adjustments it deems necessary to the terms of the Transaction in accordance with Calculation Agent Adjustment method as defined under Section 9.1(c) of the Equity Definitions.

(c)	Repurchase Notices. Counterparty shall, on any day on which Counterparty effects any repurchase of Shares, promptly give JPMorgan a written notice of such repurchase (a “Repurchase Notice” ) on such day if following such repurchase, the Options Equity Percentage as determined on such day is (i) equal to or greater than 8.0% and (ii) greater by 0.5% than the Options Equity Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Options Equity Percentage as of the date hereof). The “Options Equity Percentage” as of any day is the fraction (A) the numerator of which is the product of the Number of Options and the Option Entitlement and (B) the denominator of which is the number of Shares outstanding on such day. Counterparty agrees to indemnify and hold harmless JPMorgan and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person” ) from and against any and all losses (including losses relating to JPMorgan’s hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 “insider”, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to this Transaction), claims, damages, judgments, liabilities and expenses (including reasonable attorney’s fees), joint or several, which an Indemnified Person may become subject to, as a result of Counterparty’s failure to provide JPMorgan with a Repurchase Notice on the day and in the manner specified in this Section 9(c), and to reimburse, within 30 days, upon written

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person, such Indemnified Person shall promptly notify the Counterparty in writing, and the Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Counterparty may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. Counterparty shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. If the indemnification provided for in this paragraph (c) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph (c) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph (c) shall remain operative and in full force and effect regardless of the termination of this Transaction.

(d)	Regulation M. The Counterparty was not on the Trade Date and is not on the date hereof engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of any securities of Counterparty, other than a distribution meeting the requirements of the exception set forth in sections 101(b)(10) and 102(b)(7) of Regulation M. The Counterparty shall not, until the fifth Exchange Business Day immediately following the Trade Date, engage in any such distribution.

(e)	No Manipulation. The Counterparty is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares).

(f)	Number of Repurchased Shares. Counterparty represents that it could have purchased Shares, in an amount equal to the product of the Number of Options and the Option Entitlement, on the Exchange or otherwise, in compliance with applicable law, its organizational documents and any orders, decrees, contractual agreements binding upon Counterparty, on the Trade Date.

(g)	Board Authorization. Each of this Transaction and the issuance of the Convertible Debentures was approved by its board of directors and publicly announced, solely for the purposes stated in such board resolution and public disclosure and, prior to any exercise of Options hereunder, Counterparty’s board of directors will have duly authorized any repurchase of Shares pursuant to this Transaction. Counterparty further represents that

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

there is no internal policy, whether written or oral, of Counterparty that would prohibit Counterparty from entering into any aspect of this Transaction, including, but not limited to, the purchases of Shares to be made pursuant hereto.

(h)	Transfer or Assignment. Neither party may transfer any of its rights or obligations under this Transaction without the prior written consent of the non-transferring party; provided that if, as determined at JPMorgan’s sole discretion, its “beneficial ownership” (within the meaning of Section 16 of the Exchange Act and rules promulgated thereunder) exceeds 8.0% of Counterparty’s outstanding Shares, JPMorgan may transfer or assign a number of Options sufficient to reduce such “beneficial ownership” to 7.5% to any third party with a rating for its long term, unsecured and unsubordinated indebtedness of A+ or better by Standard and Poor’s Rating Group, Inc. or its successor (“S&P”), or A1 or better by Moody’s Investor Service, Inc. (“Moody’s”) or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute agency rating mutually agreed by Counterparty and JPMorgan. If, in the discretion of JPMorgan, JPMorgan is unable to effect such transfer or assignment after its commercially reasonable efforts on pricing terms reasonably acceptable to JPMorgan and within a time period reasonably acceptable to JPMorgan, JPMorgan may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of this Transaction, such that its “beneficial ownership” following such partial termination will be equal to or less than 8.0%. In the event that JPMorgan so designates an Early Termination Date with respect to a portion of this Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Options equal to the Terminated Portion, (ii) the Counterparty and JPMorgan shall both be Affected Parties with respect to such partial termination and (iii) such Transaction shall be the only Terminated Transaction. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing JPMorgan to purchase, sell, receive or deliver any shares or other securities to or from Counterparty, JPMorgan may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform JPMorgan’s obligations in respect of this Transaction and any such designee may assume such obligations. JPMorgan shall be discharged of its obligations to Counterparty to the extent of any such performance.

(i)	Staggered Settlement. If (i) JPMorgan determines reasonably and in good faith that the number of Shares required to be delivered to Counterparty hereunder or, in delivering such Shares, its “beneficial ownership” (within the meaning of Section 16 of the Exchange Act and rules promulgated thereunder) on any Settlement Date would exceed 8.0% of all outstanding Shares, (ii) there is a Market Disruption Event during the Cash Settlement Averaging Period or (iii) JPMorgan determines reasonably and in good faith that there is not sufficient liquidity in the borrow market for the Shares, then JPMorgan may, by notice to Counterparty on or prior to such Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares on two or more dates (each, a “Staggered Settlement Date”) as follows:

(a)	in such notice, JPMorgan will specify to Counterparty the related Staggered Settlement Dates (the first of which will be such Nominal Settlement Date and the last of which will be no later than the twentieth (20th) Exchange Business Day following such Nominal Settlement Date) and the number of Shares that it will deliver on each Staggered Settlement Date on a payment versus delivery basis;

(b)	the aggregate number of Shares that JPMorgan will deliver to Counterparty hereunder on all such Staggered Settlement Dates will equal the number of Shares that JPMorgan would otherwise be required to deliver on such Nominal Settlement Date; and

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

(c)	the Net Share Settlement terms will apply on each Staggered Settlement Date, except that the Net Shares will be allocated among such Staggered Settlement Dates as specified by JPMorgan in the notice referred to in clause (a) above.

(j)	Amendment. Paragraph (i) of Section 9.7(b) of the Equity Definitions is hereby amended for purposes of this Transaction by replacing “two-year” with “90 calendar day”.

(k)	Damages. Neither party shall be liable under Section 6.10 of the Equity Definitions for special, indirect or consequential damages, even if informed of the possibility thereof.

(l)	Early Unwind. In the event the sale of Convertible Debentures is not consummated with the initial purchasers for any reason, other than as a result of a breach by the initial purchasers, by the close of business in New York on May 11, 2004 (or such later date as agreed upon by the parties) (May 11, 2004 or such later date as agreed upon being the “Early Unwind Date”), this Transaction shall automatically terminate (the “Early Unwind”), on the Early Unwind Date and (i) the Transaction and all of the respective rights and obligations of JPMorgan and Counterparty under the Transaction shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date; provided that Counterparty shall purchase from JPMorgan on the Early Unwind Date all Shares purchased by JPMorgan or one or more of its affiliates in connection with hedging this Transaction and assume, or reimburse the cost of, derivatives entered into by JPMorgan or one or more of its affiliates in connection with hedging this Transaction. The purchase price paid by the Counterparty shall be JPMorgan’s actual cost of such Shares and derivatives as JPMorgan informs Counterparty and shall be paid in immediately available funds on the Early Unwind Date. JPMorgan and Counterparty represent and acknowledge to the other that, subject to the proviso included in the preceding sentence, upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

(m)	Role of Agent. Each party agrees and acknowledges that (i) J.P. Morgan Securities Inc., an affiliate of JPMorgan (“JPMSI”), has acted solely as agent and not as principal with respect to this Transaction and (ii) JPMSI has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under this Transaction.

(n)	Additional Provisions.

(i) Section 9.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the third line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the period at the end of subsection (ii) thereof and inserting the following words “or (C) at JPMorgan’s option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that Issuer”.

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

(ii) Notwithstanding Section 9.7 of the Equity Definitions, everything in the first paragraph of Section 9.7(b) of the Equity Definitions after the words “Calculation Agent” in the third line through the remainder of such Section 9.7 shall be deleted and replaced with the following:

“based on an amount representing the Calculation Agent’s determination of the fair value to Buyer of an option with terms that would preserve for Buyer the economic equivalent of any payment or delivery (assuming satisfaction of each applicable condition precedent) by the parties in respect of the relevant Transaction that would have been required after that date but for the occurrence of the Nationalization or De-Listing Event, as the case may be”.

(o)	No Collateral or Setoff. Notwithstanding any provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations under this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (1) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) this Transaction and (ii) all other Transactions, and (2) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

(p)	Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If in respect of this Transaction, an amount is payable by JPMorgan to Counterparty (i) pursuant to Section 9.7 of the Equity Definitions or (ii) pursuant to Section 6(d)(ii) of the Agreement (a “Payment Obligation”), JPMorgan may elect, in its sole discretion, to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice of such election to Counterparty, confirmed in writing within one Currency Business Day, between the hours of 9:00 a.m. and 4:00 p.m. New York local time on the Merger Date or Early Termination Date, as applicable (“Notice of Share Termination”). Upon Notice of Share Termination no later than 8:00 a.m. on the Exchange Business Day immediately following the Merger Date or Early Termination Date, as applicable, the following provisions shall apply:

Share Termination Alternative:	Applicable and means that JPMorgan shall deliver to Counterparty the Share Termination Delivery Property on the date when the Payment Obligation would otherwise be due pursuant to Section 9.7 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation in the manner reasonably requested by Counterparty free of payment.

Share Termination Delivery Property:	A number of Share Termination Delivery Units, as calculated by the Calculation

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:	The value to JPMorgan of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to JPMorgan at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:	One Share or, if a Merger Event has occurred and a corresponding adjustment to this Transaction has been made, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Merger Event, as determined by the Calculation Agent.

Failure to Deliver:	Applicable

Other applicable provisions:	If this Transaction is to be Share Termination Settled, the provisions of Sections 6.6, 6.7, 6.8, 6.9 and 6.10 (as modified above) of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-Settled” shall be read as references to “Share Termination Settled” and all references to “Shares” shall be read as references to “Share Termination Delivery Units” . “Share Termination Settled” in relation to this Transaction means that Share Termination Settlement is applicable to this Transaction.

(q)	Governing Law. New York law (without reference to choice of law doctrine).

(r)	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction. Each party (i) certifies that no representative, agent or

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax on 212 622 8519.

Very truly yours,

J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank

By: /s/ J.F. Smith
Authorized Signatory
Name:	James F. Smith, V.P.

Accepted and confirmed as of the Trade Date:

LandAmerica Financial Group, Inc.

By: /s/ G. William Evans
Authorized Signatory
Name: G. William Evans

A subsidiary of J.P. Morgan Chase & Co.

Incorporated with Limited Liability as a New York State chartered commercial bank.

Registered in England branch number BR000746. Authorised by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.